Exhibit 10.45

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

June 15, 2018

Chris Giacobone

Chief Operating Officer

GPM Southeast, LLC

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

Dear Chris:

This letter agreement (hereafter referred to as the “Agreement”), documents our recent discussions concerning GSC Enterprises, Inc. d/b/a: Grocery Supply Company (“GSC”) supplying GPM Southeast, LLC (“GPM”; collectively with GSC referred to as the “Parties”). GSC agrees to service GPM’s E-Z Mart branded stores with certain product categories including cigarettes, other tobacco products, grocery, foodservice, candy, health and beauty care, general merchandise, and other products. This Agreement shall not apply to any stores operated by GPM or its affiliates that are not branded E-Z Mart unless otherwise mutually agreed by the Parties. Additionally, this Agreement also does not apply to products delivered by DSD vendors or, unless requested by GPM, products which are delivered to the E-Z Mart stores through other vendors in connection with a test, promotion, or one-time buy.

Length of Agreement and Other Conditions

A.

The Agreement between GSC and GPM covers the period of June 1, 2018 (the “Effective Date”) through May 31, 2023 (the “Term”). This Agreement shall expire at the end of the Term unless extended in writing by the Parties or terminated earlier.

B.

GSC’s enclosed designated pricing shall remain the same unless a significant reason caused by manufacturer’s inside monies, business expenses, or profit margins causes a change (higher or lower) in the pricing plan. Any designated pricing will only be changed after mutual discussion with GPM and agreement by the Parties to amend the enclosed designated pricing; which discussion can occur no more than once per calendar year. All price increases or decreases will result in an increase or decrease in price as directed by the manufacturer.

C.

Upon execution of the Agreement, GSC will forgive the remaining balance of the existing agreement in the amount of [***] for the Promotion Allowance and Image Shelf Retail Label funding. This funding would not have been fully earned until September 30, 2018. In addition, GSC agrees to not require GPM to repay any portion of the [***] that was paid per the addendum to the original agreement dated November 3, 2014.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

GPM Promotional Allowance

[***]

Details of Promotional Allowance:

The promotional allowance monies of [***] per store per year paid by GSC to GPM will remain in place through the Agreement Term which ends May 31, 2023.

The promotional allowance of [***] per store per year for the period of June 1, 2018 to May 31, 2019 will be paid effective June 1, 2018. [***].

The remaining annual payments will be paid each June 1, beginning June 1, 2019, during the Term of the Agreement. Provided the store count remains constant, the annual payment will be [***]. [***].

The annual promotional allowance is for the Term of the Agreement enabling GPM to facilitate non-cigarette in store promotion, store growth, expansion and other similar activities to help both GSC and GPM increase non-cigarette sales. Each annual promotional allowance shall be paid in advance. Each annual payment shall be earned during the applicable twelve (12) month period. Each additional promotional allowance will be paid on each June 1, beginning June 1, 2019, of this Agreement during the Term hereof and shall be in an amount equal to [***] per store based on the then current store count. Evaluation will be conducted during the term of the Agreement to examine the success of this initiative. At the end of the Term, subject to another five (5) year extension, GSC will again provide funds on the same basis, subject to the success of the initial initiative. GPM and GSC understand and agree that any and all incentives are exclusive of cigarettes and are not contingent, tied to, or in any way related to cigarette sales as per fair trade laws.

If the Agreement is terminated by GPM without cause, or by GSC due to GPM’s breach or becoming an Insolvent Party (as defined below) prior to the expiration of the Term, GPM will repay the prorated amount of [***] per store per day to GSC within thirty (30) days of the termination date to repay the prorated amount of the unearned promotional allowance for that current 12 month period, if any.

Example 1:

Agreement terminated with 100 days left within a twelve (12) month period of the Agreement with no change in store count of 267 locations.

Annual promotional allowance for one (1) year = [***]

[***] divided by 365 days divided by 267 stores = [***] per day

$[***] x 100 days left in that twelve (12) month period x 267 stores = $[***] due GSC.

If there is a change in store count, adjustments will be made accordingly as shown by the following examples.

Example 2:

One store acquired on February 20, 2019, with 100 days remaining in a twelve (12) month period of the Agreement.

$[***] x 100 days = $[***].

Result:

GSC will pay GPM the amount of $[***] within 10 days of February 20, 2019.

Example 3:

One store closed or sold on February 20, 2019, with 100 days remaining in a twelve (12) month period of the Agreement.

$[***] x 100 days = $[***]

Result:

GPM will pay GSC the amount of $[***] within 10 days of February 20, 2019.

Image Label Allowance

In addition to the promotional allowance, and any other incentives provided for in this Agreement, GSC will pay GPM funding at $[***] per store per year during the Term of the Agreement to assist GPM in obtaining Image Retail Shelf Labels to be used at store level. The funding will be paid up front annually during the Term of the Agreement at $[***] per store per year (example: First payment $[***] x 267 stores = $[***]).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Details to Image Shelf Labels extension of Agreement payments:

First payment paid within 15 days upon date and signature of the Agreement

                    $[***] x 267 stores = $[***]

Paid June 1, 2018 (June 1, 2018 thru May 31, 2019)    $[***] x 267 stores = $[***]

Paid June 1, 2019 (June 1, 2019 thru May 31, 2020)    $[***] x 267 stores = $[***]

Paid June 1, 2020 (June 1, 2020 thru May 31, 2021)    $[***] x 267 stores = $[***]

Paid June 1, 2021 (June 1, 2021 thru May 31, 2022)    $[***] x 267 stores = $[***]

Paid June 1, 2022 (June 1, 2022 thru May 31, 2023)    $[***] x 267 stores = $[***]

Grand Total    (If store count remains the same)                                         $[***]

GPM and GSC understand and agree that any and all incentives are exclusive of cigarettes and tobacco and are not contingent or tied to cigarette or tobacco sales in any way as per fair trade laws.

Non-Cigarette Volume Incentive: GSC will pay a [***]% rebate for all net non-cigarette merchandise purchases made by GPM through GSC. The rebate will be tracked and paid for each calendar month within the Term of the Agreement and paid to GPM by check within 30 days of the corresponding month. A proration by days within the quarter will be used for any partial calendar quarters within the Term of the Agreement. This rebate will exclude Bag N Box soft drink contracted pricing items. This rebate obligation shall survive termination of the Agreement with respect to rebates earned prior to termination.

Additional Rebates

By GSC – quantity purchase allowance for cigarettes in non-fair trade states shall be paid to GPM as set forth on the below schedule of price categories.

By Manufacturer – All retail rebates, discounts, allowances and promotional monies offered by manufacturers, collected by GSC and earned with respect to goods purchased by GPM shall be passed along to GPM for the time period specified by the manufacturer, to the extent allowed by applicable law.

Price Protection and Price Increases

GPM will be notified of a cigarette manufacturer price increase as soon as practical after GSC is notified. The notification will be within twenty-four (24) hours of GSC being notified of the increase. [***].

•	Cigarettes are priced with discounts in Texas.

•	Fair Trade states are priced in accordance with state mandated Fair Trade prices.

•	A cigarette price schedule is included below in the “Price Categories.”

GPM will have [***] of non-cigarette price protection.

•

All price increases or decreases will result in an increase or decrease in price as directed by the manufacturer. In the event of a cigarette price decline, GSC will be allowed to maintain the same amount of penny profit as GSC operating expense will not decline with the price decrease. All cigarette pricing in Fair Trade states are priced in accordance with state mandated Fair Trade prices.

Delivery

The delivery window is twenty-four (24) hours a day seven (7) days a week but within store operational hours. GSC will work with GPM on a delivery schedule to deliver stores with a Friday delivery before 6:00 a.m. Order and delivery schedules will be established with a plus or minus one (1) hour window. GPM individual store locations shall be notified in the event a delivery is expected to be late. GSC will periodically reevaluate the delivery time as a result of seasonal fluctuations and will reschedule delivery times as needed, giving GPM ample notification of the rescheduled delivery. A delivery fee will not be charged to GPM. In connection with each delivery, GSC shall follow GPM’s check-in procedures, as may be in effect from time to time including allowing GPM to make visual inspection of the products upon delivery. Upon delivery at each store location, GSC will provide to GPM employee or agent an invoice or confirmation sheet showing the prices and quantities delivered in such order.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Fill Rate

GSC agrees that it will maintain an overall fill rate of [***] calculated on a monthly basis during the Term of this Agreement. Said fill rate will be calculated in a manner consistent with industry practice, namely on a percentage of order for wholesale units that are filled excluding manufacturer’s out-of-stock and items discontinued by the manufacturer. GSC shall be permitted to ship substitute products for unavailable products only if pre-approved by GPM in writing.

Single Unit Up-Charge

[***]. This additional fee is for breaking the manufacture case and selling the product in singles.

Tote Box Deposit

[***].

Process Charge and Free Merchandise Charge

[***]. Periodically manufacturers will allow free goods at retail. GSC reserves the right to charge a delivery fee or similar fee equal to GSC’s markup to deliver the free goods. The only time this fee will be requested is when the manufacturer does not compensate GSC for the delivery of free product.

Import Program

GSC acknowledges that GPM sources certain proprietary and/or private label products from abroad and that GPM shall be entitled to ship such products to GSC’s warehouse(s) for further delivery to GPM’s stores.

Terms Requested

Terms are [***] days invoice EFT. Financial Information is required for terms beyond COD. Information required:

A.	Last audited financials for GPM Investments, LLC

1.	Balance sheet

2.	Income statement

3.	Cash flow statement

B.	Future quarterly updated financials for GPM Investments, LLC

GSC will initiate an ACH transaction [***] days after anticipated delivery date. This will be a cumulative dollar total for all stores delivered that day. No ACH transactions should be initiated for Monday effective (pay) dates.

For example:

[***].

[***].

[***].

[***].

[***].

[***].

Detail by store should be provided to GPM electronically when ACH transaction is initiated.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Credits

GPM shall receive 100% credit if GPM is billed for any product that is: not received, delivered in a damaged or unsaleable condition, or delivered in error. Additionally, any product guaranteed by the manufacturer will be guaranteed to GPM.

Reclamation Program

GSC’s Reclamation Program is available to GPM for authorized out of date and damaged product. A copy of the Reclamation Program is attached and is incorporated into this Agreement as Exhibit 1.

Price Change Notification

GSC will provide GPM a weekly report listing price increases and decreases.

Information Technology

GSC is a PDI certified vendor supporting PDI data transfer from category to item level. Invoicing is developed and approved by PDI. Price book maintenance is available and GPM will be furnished with the capability to merge retail prices through direct internet connection to GSC. GSC’s e-Care system is also available to view real time item movement information, vendor tracking, price book look up, and invoice inquiry and GPM will be furnished with the capability to utilize the e-Care System. All of these services are available at no additional charge to GPM. GSC’s IT Department will arrange to meet with GPM on an as needed basis.

Account Manager; Merchandising & Reset Assistance

An account manager from GSC will be provided to GPM to coordinate all aspects of daily business. The account manager will meet as needed with category managers and other key personnel to introduce new and replacement items and programs, review delivery schedules and inventory, accounting procedures, promotional opportunities, and plus out schedules. The account manager will meet on a regularly scheduled basis with GPM field management to review and evaluate GSC’s performance at store level. The account manager shall also coordinate with GPM’s price book team, and assist GPM with business reviews, presentations and special projects.

Annual store resets will be facilitated by GSC for all GPM locations to include: plan-o-gram development and support, remerchandising supplied product, tagging stores, credit of old and deleted product within policy, and coordination of and the distribution of new items.

Fuel Surcharge

The fuel surcharge to GPM will vary by the amount of increase reflected from the fuel manufacturers. The fuel surcharge will be implemented after the price of diesel averages [***]. The fuel surcharge will remain in effect until the average price falls below the threshold for a period of four weeks. Listed are the price ranges and the respective surcharge to GPM.

[***]

Annual GSC Trip:

GPM will be awarded [***] each year they are offered beginning with the 2019 trip.

Warranties:

To the extent permissible by GSC’s contracts with its suppliers, GSC hereby passes on to GPM any product or other warranties received by GSC from its suppliers.

Audits

Upon GPM’s written request, no more than once every 12 months, GSC will allow GPM to examine GSC’s records that support the prices GSC charged GPM for products. These audits will occur at GSC’s offices during regular business hours. GPM agrees to give GSC thirty (30) days advance written notice of each audit. Audit procedures will be based on mutually agreed upon and statistically sound sample sizes that cross all product categories provided by GSC; provided that if GPM finds any issues, the sample size may be increased. Any specific billing errors found through the audit review will be corrected within thirty (30) days. GSC and GPM will bear their own costs related to these audits, however if an audit reveals overcharges of [***] during the period in question, GSC shall reimburse GPM for its costs in completing the audit. This audit right will survive any termination of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Confidentiality

In connection with this Agreement and otherwise in the business relationship between the Parties, the Parties will disclose to each other certain confidential and proprietary information (the “Confidential Information”). Confidential Information shall include, but not be limited to, all data, materials, products, technology, computer programs, specifications, manuals, business plans, software, marketing plans, financial information, item mix, sales data, marketing plans, upcoming promotions and sweepstakes, financial results and potential acquisitions to be made by GPM and other information disclosed or submitted, orally, in writing, or by any other media, by either Party or its employees, affiliates, or related entities. The Parties hereto agree that the Confidential Information is to be considered confidential and proprietary and shall hold the same in strict confidence, shall not use the Confidential Information other than for the purposes of its business with one another, and shall disclose it only to its officers, directors, or employees with a specific need to have such information. The Parties hereto will not disclose, publish or otherwise reveal any of the Confidential Information to any Party except (i) with the specific prior written authorization of the other Party, (ii) as required by applicable law or stock exchange requirement, or (iii) as required in connection with any judicial process or order or any investigation or inquiry of a governmental entity (provided that prior to any disclosure pursuant to this clause (iii), the Party proposing to make the disclosure shall, to the extent legally permissible, give the other Party hereto prior notice so that such Party can seek an appropriate protective order with respect to such Confidential Information). This Section will survive any termination of this Agreement.

Publicity

GSC will not issue or make, or cause to have issued or made, any media release or announcement concerning this Agreement or the transactions contemplated hereby or list GPM in any customer lists without the prior approval of GPM, except as may be necessary by reason of legal, accounting or regulatory requirements. To the extent any approval is granted for such use in writing by GPM, GPM’s name and logo shall be displayed only in accordance with GPM’s and its affiliates’ then current branding standards, including, without limitation, those related to colors and placement and all ™ and ® marks. To the extent permission to use GPM’s and/or its affiliates’ name and/or company logo is granted, GSC agrees to promptly remove such references upon receipt of GPM’s written request to do so.

Liability & Indemnity

The Parties shall indemnify, defend and hold each other and each Party’s parents, subsidiaries and affiliates and their directors, officers, employees, agents and representatives, and any persons the foregoing Parties are required to indemnify (such as landlords and fuel brands) harmless from and against any and all claims, demands, causes of action, liabilities, judgments, losses, costs, damages, fines, penalties and expenses including, without limitations, reasonable attorneys’ fees, court costs and costs of investigation in connection with, resulting from or arising directly or indirectly from the such Party’s breach of any term, provision, representation, warranty, guarantee or requirement of this Agreement or any negligence or willful misconduct by such Party’s agents, subcontractors, or employees or any violation of law by such party including, without limitation those arising out of or in connection with injuries (including death) to any and all persons and damages to real or personal property (including, by way of example only, automobile accidents or other injury or damages on GPM property caused by GSC vehicles or drivers).

Required Insurance

GSC shall, at its cost maintain from and after the Effective Date and until the termination of this Agreement, insurance with carriers reasonably acceptable to GPM of the following kinds and amounts, or in the amounts required by law, whichever is greater:

(a) Worker’s compensation and employer’s liability insurance affording (i) protection under the worker’s compensation law of the state in which work is to be performed, or containing an all-states endorsement: and (ii) employer’s liability protection subject to a limit of [***].

(b) Commercial general liability insurance written on an occurrence basis in amounts [***]. This insurance shall include contractual liability coverage for the liabilities assumed by GSC under this Agreement, and coverage for property in the care, custody, or control of GSC, including any equipment of GSC, to be maintained on the premises of any GSC location.

(c) Automobile liability insurance in amounts [***] Any Accident (Combined Bodily Injury and Property Damage).

(d) Excess liability coverage in an amount not less [***] for personal injuries and property damage arising out of any one occurrence.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

“GPM INVESTMENTS, LLC, GPM SOUTHEAST, LLC, THEIR OFFICERS, MEMBERS, MANAGERS, STOCKHOLDERS, DIRECTORS AND ALL SUCCESSORS, ASSIGNEES, SUBSIDIARIES AND AFFILIATES AND ALL PARTIES WHOM THEY ARE REQUIRED TO INDEMNIFY BY WRITTEN CONTRACT” shall be listed as additional insured under GSC’s insurance policies. GSC shall forward a certificate of insurance verifying such insurance and naming such parties as additional insured upon execution of this Agreement and at any other time upon GPM’s written request. Such certificate shall indicate that such insurance policies may not be cancelled before the expiration of a thirty (30) day notification period and that GPM will be immediately notified in writing of any such notice of termination.

Termination

This Agreement may be terminated by GPM without cause for any reason at any time upon providing GSC sixty (60) days advance written notice. This Agreement may be terminated by GSC without cause for any reason at any time upon providing GPM one hundred twenty (120) days advance written notice. This Agreement may be terminated by either GPM or GSC with cause if the other Party breaches this Agreement and does not cure such breach within thirty (30) days written notice of such breach.

If either GPM or GSC files a petition in bankruptcy, makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver (“Insolvent Party”), then such other Party may terminate the Master Sales Agreement upon written notice to the Insolvent Party and GSC may refuse to make further deliveries to GPM if GPM is the Insolvent Party, or GPM may refuse to continue to order products from GSC if GSC is the Insolvent Party and, in either case, shall have no liability to the Insolvent Party for such refusal.

The Parties agree to settle outstanding financial payments owed one to the other within thirty (30) days of the termination date; including any payment obligations with respect to the promotional allowance subject to offset rights of the obligated Party.

This Agreement including Exhibit 1 and the pricing charts attached hereto constitutes the entire agreement between the Parties and supersedes any prior oral or written agreements, understandings, or promises. This Agreement is binding on the successors and assigns of each Party and is performable in Hopkins County, Texas.

If this letter summarizes your understanding of our Agreement, please sign in the place provided below and return a copy to me.

Sincerely,

/s/ John Prickette	06/14/2018
JOHN PRICKETTE	Date
Vice President, Sales and Marketing
GSC Enterprises, Inc.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Agreed:

GPM SOUTHEAST, LLC

By:	/s/ Arie Kotler	06/14/2018
ARIE KOTLER		Date
Chief Executive Officer

By:	/s/ Chris Giacobone	06/14/2018
CHRIS GIACOBONE		Date
Chief Operating Officer

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 1:

Reclamation Program

Revised 10/31/2007

Dear Grocery Supply Customer:

As another service to you, our customer, Grocery Supply Company is pleased to announce a reclamation program for authorized damaged and out-of-date merchandise. Details relating to this program are attached. Please read carefully and adhere to the requirements to obtain maximum results.

By designating an area of your back room for this project, you will be able to eliminate clutter and sanitation problems. You will also receive credit for your authorized damaged and out-of-date product on a regular basis.

Remember, your greatest return is attained by selling product; therefore, you should not return any merchandise that can be sold to you customers at regular or mark-down price.

Shipping:

Designate an area in your back room to place authorized items as they occur. Place your authorized items in tote boxes. Damaged items must be properly packaged before they are sent to the Reclamation Center. See Authorized Product and Return Procedures attached.

Apply your store identification label to the side of each box and also inside each box with the pertinent information filled in. Damages will be picked up by your GSC driver once you have them labeled correctly. Retain one copy of the identification label for your records.

Payment:

You will receive credit for authorized items based on 50% of retail value. This credit will be reflected on your Grocery Supply Company statement. The retail value will be at a selected retail price zone.

Reports:

You will receive a Store Credit Report detailing each item sent to the Reclamation Center. Remember to return authorized goods only.

Please remember that this is a Reclamation Center.

Undamaged and in-date items will not be credited or returned.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Sample on how to write up boxes if more than one box is being returned:

Box 1 of 3 Boxes

Box 2 of 3 Boxes

Box 3 of 3 Boxes

Authorized Product and Return Procedures

Please review the following to insure smooth start-up of the program.

All authorized and out-of-date products outlined in this write-up must be returned in tote boxes.

NOTE:

C. Authorized Product:

1.  Out-of-date product.

2.  Damaged product. (dry grocery, pet foods, non-foods, candy, snack items, health & beauty care)

D. Unauthorized Product:

•   In-date product.

•   Survey items.

•   Perishable product. (including diary, milk, eggs, pastry, frozen, ice dream, and juices)

•   DSD items breads, chips, beverage, cookies, etc.

•   Store supply items.

•   Cigarettes. (vendor authorization required)

•   United States Smokeless Tobacco products. (vendor authorization required)

•   Excess merchandise which is undamaged and still saleable.

•   Razor-cut merchandise.

•   Pilfered items.

•   Seasonal/holiday merchandise.

•   Soiled merchandise which can be easily washed or otherwise cleaned.

•   Any infested merchandise.

•   Items without UPC code. (need handwritten number affixed to product)

•   Slow moving items do not use the damage goods center program to clean-up store overstocks.

•   Private label product. (Parade, Better Value, Best Buy)

•   Camera film or cameras.

•   Batteries

•   Schlotzsky’s Chips

•   Mrs. Freshley’s

•   Proprietary items.

•   Nestle USA products.

•   Dollar store items.

•   Gatorade and non-refrigerated juices. (Tropicana, Very Fine, etc.)

•   Snyder’s products.

•   In-date product.

A. Return Procedures:

1.  For proper credit, use store identification label, placing one form in the box and one on the outside of the box.

2.  Return on designated truck to be returned to Damaged Goods Center.

3.  Product must be returned as complete as possible. Do not return lids, box tops, or labels only. Damaged Goods Center must receive the package with the contents.

4.  Tape large items (large soap detergent, bag dog food, etc.) to prevent additional spillage.

5.  Tape flour, salt, sugar, boxes, bags, etc., to prevent additional spillage.

6.  Place broken glass in a plastic bag to minimize soiling other product.

7.  If the UPC number has been damaged or is missing, you can still get credit by following these instructions: a. If you can identify the items, use a felt-tip pen to write the 11-digit number on the product and return in totes boxes. b. If you cannot use a felt-tip pen, then affix the 11-digit number to the product with tape. c. No credit can be given without the UPC.

8.  Use separate boxes for food, non-food, and pet foods.

9.  Do not co-mingle pesticides, bleach, aerosols, etc., with food items.

10.  Dangerous fluids (lighter fluid, bleach ammonia, etc.) should be emptied before packaging for return. Return container only.

11.  Always have damaged items packed in boxes and labeled before truck arrives. Your driver, when picking up damaged goods (reclamation), will verify you have attached the store identification label and will record the number of boxes on the delivery receipt.

B. Summary:

1.  Do not return saleable merchandise saleable product should be sold to product the greatest return.

2.  Do not return full cases with broken merchandise inside. (remove broken items, place in plastic bag, and return in box)

3.  A good definition of damaged merchandise is: “Product which is broken, crushed, dented, under-filled, over-filled, contaminated, soiled (cannot be cleaned), leaking or has a damaged or missing label, or out-of-date merchandise.”

4.  Boxes with broken glass should be so noted on the store identification label: Mark an X if box contains broken glass. ☒ Contain Broken Glass.

5.  No credit will be given on any unauthorized items returned or items returned that do not follow policy.

6.  Store Identification Labels will be sent to you at your request by contacting Sulphur Springs Customer Care at extension 480.